Exhibit 4.1

CLASS A COMMON STOCK	CLASS A COMMON STOCK

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED	CUSIP 44930K 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CERTIFICATE OF STOCK

THIS CERTIFIES THAT

Is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE OF

CO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SECRETARY	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT	- as tenants by the entireties	(Cust)	(Minor)
JT TEN	- as joint tenants with right	under Uniform Gifts to Minors
of survivorship and not as
	tenants in common	Act
(State)

UNIF TRF MIN ACT- Custodian (until age )
(Cust)

under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                                                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEES(S)

Shares represented by the within Certificate, and do hereby irrevocably constitute and

appoint                                                                                                                                                                                             Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

BY

THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM) PURSUANT TO S.E.C. RULE 17 Ad-15.

This certificate evidences shares of Class A Common Stock of the corporation. Other classes of shares of the corporation are and may in the future be authorized, and those classes may consist of one of more series of shares, each with different rights, preferences and limitations. The corporation will furnish any stockholder, upon request and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Keep this certificate in a safe place, if it is lost, stolen, or destroyed the corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.